EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

May 10, 2002

Dear Sir/Madam:

We have read the first three paragraphs of Item 4 in the Form 8-K dated May 6, 2002 of Manatron, Inc. filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Copy to:	Paul R. Sylvester President, Chief Executive Officer and Director Manatron, Inc.